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                                                                    EXHIBIT 5.1

                       Akerman, Senterfitt & Eidson, P.A.
                                Attorneys at Law
                         SunTrust International Center
                                   28th Floor
                             One S.E. Third Avenue
                           Miami, Florida 33131-1704
                                 (305) 374-5600
                            Telecopy (305) 374-5095

                                January 29, 1999

Smith-Gardner & Associates, Inc.
1615 South Congress Avenue
Delray Beach, FL  33445-6368

Ladies and Gentlemen:

         We have acted as counsel to Smith-Gardner & Associates, Inc., a Florida corporation (the "Company"), with respect to the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") covering the issuance of up to 2,350,000 shares of the Company's shares of Common Stock, par value $0.01 per share (the "Shares").

         Based on our review of the Company's organizational documents, the option plans pursuant to which the Shares are issuable and such other documents and records as we have deemed necessary and appropriate, we are of the opinion that:

         1. The Company is duly formed and validly existing as a corporation in good standing under the laws of the State of Florida.

         2. When the Shares are properly authorized for issuance, the Shares will have been duly authorized for issuance, and, when thereafter sold, issued and paid for as contemplated by the Registration Statement, the Shares will have been validly and legally issued and will be fully paid and nonassessable under the laws of the State of Florida.

         We consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement.

                                         Very truly yours,

                                         AKERMAN, SENTERFITT & EIDSON, P.A.

                                         /s/ Akerman, Senterfitt & Eidson, P.A.